EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated December 15, 2005 relating to the consolidated financial statements of Coherent, Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Coherent, Inc. for the year ended October 1, 2005.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
May 9, 2006